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                                                                   Exhibit 10.14

                       CO-MARKETING OF SERVICES AGREEMENT

This Co-Marketing of Services Agreement (the "Agreement") is made and dated as of July 27th 1999, between VARIAGENICS, INC., a Delaware corporation (hereinafter referred to as "VGEN"), and NOVA MOLECULAR INC., a Canadian corporation (hereinafter referred to as "NMI")

      WHEREAS VGEN requires expertise in clinical trial genetic testing services in connection with its business and the marketing thereof;

      WHEREAS NMI owns certain proprietary rights and, as well, possesses certain expertise required to conduct clinical genetic testing services; and

      WHEREAS the parties wish to establish a basis for co-marketing such services.

      NOW THEREFORE, in consideration of these presents and the mutual covenants and undertakings as set forth herein, the parties have agreed as follows:

                             ARTICLE 1 - DEFINITIONS

1.1 "Clinical Laboratory Services" shall mean clinical trial genetic testing services for entities testing a pharmaceutical product for the purpose of obtaining either regulatory approval to conduct human clinical trials or regulatory approval of the sale of such product, and shall not include either basic research and development in drug discovery, or diagnostic laboratory services.

1.2 "NMI Technology" shall mean NMI's proprietary rights relating to its ApoE marker as described in NMI's U.S. Patent.

1.3 "NMI U.S. Patent" shall mean the U.S. Patent entitled "Apolipoprotein E Polymorphism and Treatment of Alzheimer's Disease" as granted pursuant to U.S. Patent Application Serial No. 08/727,637.

1.4 "Marketing Partner" shall mean a marketing partner of VGEN with whom VGEN has entered into a written agreement, and who is listed on Schedule 2.3.4 hereof.

                        ARTICLE 2- CO-MARKETING AGREEMENT

2.1 NMI and VGEN have established an initial pricing schedule for specified minimum volume commitments of specific and defined Clinical Laboratory Services as may be performed by NMI for and on behalf of VGEN, such schedule is attached hereto as Schedule 2.1.

2.2 VGEN has established agreements and alliances with certain Marketing Partners who may from time to time require Clinical Laboratory Services to be performed by NMI.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

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2.3   NMI has agreed to provide Clinical Laboratory Services for and on behalf of VGEN and its Marketing Partners subject to the following provisions:

      2.3.1 the initial pricing schedule referred to in Section 2.1 shall remain in force and effect until changed by NMI at its sole option upon ninety (90) days written notice to VGEN, provided that no such change by NMI shall affect any written and accepted commitment of VGEN as communicated to NMI, with a Marketing Partner or other customer of VGEN, prior to notice by NMI of such price change. In all events the prices charged to VGEN and/or its Marketing Partners shall represent the best price offered by NMI to its own customers or to other marketers or users of Clinical Laboratory Services for like quantities and description of services;

      2.3.2 the only Clinical Laboratory Services required to be performed by NMI shall be those consistent with the NMI U.S. Patent;

      2.3.3 NMI Clinical Laboratory Services may be performed directly by NMI or at its option, by any subcontractor designated by NMI at NMI's option, provided the subcontractor meets VGEN's reasonable quality control standards and performs the ApoE assay using GamidaGen Kits or an alternative methodology, in accordance with CLIA 88 and/or CAP validation standards.

      2.3.4 VGEN has established a list of designated Marketing Partners of VGEN as will have the right to directly request Clinical Laboratory Services to be performed for them by NMI and as will entitle VGEN to be paid the commission set forth in section 2.3.6 hereof. Such list has been attached hereto as Schedule 2.3.4;

            From time to time, VGEN may request the addition to Schedule 2.3.4 of other Marketing Partners of VGEN which shall be added thereto provided NMI has not, previous to such request of VGEN, dealt or received a request to deal, directly with such party without any intervention of VGEN.

            In addition, NMI will pay commissions as set forth in Section 2.3.6 hereof in respect of Clinical Laboratory Services specifically undertaken to be performed by NMI for customers of VGEN as a result of specific orders generated by VGEN, even where such customers were previously direct customers of NMI;

      2.3.5 NMI shall be free at its discretion to accept or reject any proposal for Clinical Laboratory Services received from VGEN or any Marketing Partner on any reasonable ground including, without limitation, price (other than as specified below), volume, conditions, credit, or otherwise. NMI shall not reject any proposal on the basis of pricing that meets the price schedule referred to in Section 2.1. In the case of such rejection, NMI agrees that it will not bypass either VGEN or any Marketing Partner of VGEN to provide the proposed Clinical Laboratory Services directly to the client without paying to VGEN the commissions outlined in Section 2.3.6;


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      2.3.6 The full price of Clinical Laboratory Services as established pursuant to Sections 2.1 and 2.3.1, or otherwise accepted by NMI at its sole discretion shall be payable to NMI. Against receipt of such payment, NMI shall remit within fifteen (15) days of such receipt to
            VGEN [      ] of the amount so received as a commission, for sales
            of Clinical Laboratory Services generated by VGEN or to its Marketing Partners. In calculating such commission, there shall be deducted from the amount received by NMI, all charges and payments for transportation, and all applicable taxes, including GST and PST. Commissions will be due to VGEN on all payments resulting from proposals generated during the Term and as a result of this Agreement including payments which are made after the effective termination date on said projects which are awarded after the effective termination date or payments on said projects which are not yet completed as of the effective termination date;

      2.3.7 VGEN shall have no right nor authority to bind NMI to provide any Clinical Laboratory Services to any party whatever. All requests for Clinical Laboratory Services shall be made by written proposal of VGEN or a Marketing Partner in a form prescribed by NMI as shown on
            Schedule 2.3.7, and shall be consistent as to pricing with Schedule
            2.1 as modified from time to time. In order to be valid and binding upon NMI, such proposal shall require the written acceptance of NMI which shall be returned to VGEN within five (5) business days of receipt of such Clinical Laboratory Services;

      2.3.8 This Agreement is applicable for VGEN and its Marketing Partners worldwide. Once a client proposal ("Original Proposal") has been accepted by NMI according to Section 2.3.5, or has been rejected and subsequently bypassed by NMI as outlined in Section 2.3.5 without payment of VGEN's commissions as therein contemplated, then VGEN and its Marketing Partners will have the right to commissions on any subsequent accepted proposal ("Subsequent Proposal") from that specific client in respect of the specific compound(s) which was involved in the Original Proposal for as long as this Agreement is in effect, provided, however, that the interval of time between the acceptance date of the Original Proposal and acceptance date of the Subsequent Proposal is no more than twelve (12) months.

                           ARTICLE 3- CONFIDENTIALITY

3.1 In connection with the providing of Clinical Laboratory Services or otherwise in connection with this Agreement, each party (the "Recipient") may receive, either intentionally or unintentionally, certain oral and written proprietary and confidential information of the other party (the "Disclosing Party") which is not part of the public domain ("Proprietary Information"). Proprietary Information includes, but is not limited to, intellectual property, know-how, trade secrets, computer software, pricing information, physician lists, investigation/nurse coordinator network lists, mailing lists, subject and patient lists, employee lists, fee schedules, client and customer lists, programmatical information and structure, utilization review procedures, proprietary sequence information, variance discovery and variance detection techniques,


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      pharmacogenomics, pharmacogenetics, predictive medicine, algorithms, applications and procedures, formats and structure and related information and documents concerning the planning structure and operations of the Disclosing Party or relating to its business affairs.

3.2 Each party (for itself, its affiliates and its and their respective directors, officers, employees, agents, subcontractors, affiliates and representatives) agrees that all Proprietary Information shall be disclosed to the Recipients directors, officers, employees, agents, subcontractors, affiliates and representatives only on a need-to-know basis for the purposes of carrying out the purposes of this Agreement. Each party further agrees to keep all Proprietary Information in the strictest confidence, to use the Proprietary Information only in furtherance of the purposes of this Agreement, not to duplicate, transmit, reverse engineer, decompile, or disassemble any Proprietary Information, and not to, directly or indirectly, divulge, disclose, reveal, report, or transfer such Proprietary Information to any third party without, in each instance, obtaining specific, prior written authorization of the Disclosing Party. Each party further agrees that all health records of patients or subjects of the investigators participating in any provincial Clinical Laboratory Services shall be treated as confidential so as to comply with all state and federal laws and regulations and industry standards regarding the confidentiality of patent health records and research records.

3.3 Notwithstanding the foregoing, the obligations set forth above shall not prevent either party from disclosing information:

      3.3.1 which is or becomes generally available to the public other than as a result of a disclosure by or at the direction of, the Recipient or its affiliates or their respective directors, officers, employees, agents, advisors, and other representatives;

      3.3.2 was or becomes available to the Recipient on a non-confidential basis from a source other than the Disclosing Party or its representatives, provided that such source is not bound by a confidentiality agreement with the Disclosing Party in respect thereof (unless the Recipient did not know or have reason to know of the existence of such a confidentiality agreement);

      3.3.3 was within the Recipients possession prior to its being furnished to the Recipient by or on behalf of the Disclosing Party, provided that the source of such information was not bound by a confidentiality agreement with the Disclosing Party in respect thereof (unless the Recipient did not know or have reason to know of the existence of such a confidentiality agreement); or

      3.3.4 which the Recipient can demonstrate was developed independently of any disclosure by the Disclosing Party by persons having no access to any disclosure of the Disclosing Party.

3.4 Notwithstanding any provisions herein to the contrary, in the event that any recipient of Proprietary Information becomes obligated by mandatory applicable law, regulatory rule


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      or judicial or administrative order to disclose such Proprietary
      Information, or any portion thereof, the Recipient shall promptly notify the Disclosing Party thereof, so that the Disclosing Party may seek an appropriate protective order or other remedy with respect to resisting or narrowing the scope of such requirement. In the absence of such a protective order or other remedy, the Recipient may disclose such Proprietary Information without liability hereunder, provided that the Recipient furnishes only such portion of the Proprietary Information as is legally required to be disclosed.

                          ARTICLE 4- PROPRIETARY RIGHTS

4.1 Ownership of all intellectual property, technology, NMI Technology, NMI U.S. Patent, data and information used, determined and/or derived by or from the provision by NMI of Clinical Laboratory Services shall be and remain the sole and absolute property of NMI.

4.2 No license is intended nor granted by NMI to VGEN nor to any Marketing Partner with respect to NMI Technology, NMI U.S. Patent, NMI logo nor NMI name.

4.3 VGEN shall have the right during the term of this Agreement, to describe itself as a representative of NMI for purposes of offering Clinical Laboratory Services only and shall have the right to utilize the NMI name and logo for this purpose. VGEN may utilize the NMI name and logo for this purpose for the specific instances and modalities specified in Schedule 4.3, any additional uses by VGEN of such name and logo to require the express written consent of NMI. In all events of such use by VGEN, VGEN shall indicate and acknowledge in a manner satisfactory to legal counsel of NMI that all rights in and to NMI's name and logo are proprietary intellectual property, trade names and trademarks of NMI.

               ARTICLE 5- INDEMNIFICATION; LIMITATION OF LIABILITY

5.1 NMI shall defend, indemnify and hold harmless VGEN from and against any claim brought by any party against VGEN arising from NMI's provision of Clinical Laboratory Services, and based upon the infringement or violation, or alleged infringement or violation resulting from the use by NMI of NMI Technology, of any patents, or of any copyright, trademark, trade secret or other intellectual property right.

5.2   To avail itself of its rights pursuant to Section 5.1, VGEN shall:

      5.2.1 give NMI prompt notice of any such claim or law suit including a copy thereof served upon VGEN;

      5.2.2 fully cooperate with NMI and its legal representations in the investigation and defence of any matter the subject of indemnification;

      5.2.3 permit NMI to defend and settle the claim at the expense of NMI and at its discretion.


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5.3   In no event shall any liability of NMI to VGEN hereunder include any special, incidental or consequential damages, including without limitation, loss of opportunity, loss of revenue or profit, loss of the use of any data or information supplied in connection with this Agreement, even if NMI shall have been advised of the possibility of such damages; and in no event shall the aggregate of all costs, damages and liability of NMI hereunder exceed the aggregate net amount received by NMI from all Clinical Laboratory Services rendered by NMI hereunder, less all amounts paid to VGEN pursuant to Section 2.3.6 hereof.

                                 ARTICLE 6- TERM

6.1 This Agreement shall continue for a term of three (3) years and shall continue annually thereafter unless terminated by written notice of either party to the other at least ninety (90) days prior to any such renewal.

6.2 This Agreement shall survive any change of control of NMI and be applicable to NMI, its successors, and any affiliates thereof.

6.3 In the event of default hereunder, written notice shall be provided to the defaulting party and if such default is not remedied within thirty (30) days of such notice, this Agreement shall terminate ipso facto under reserve of and without prejudice to the non-defaulting party's rights, remedies and recourses in the circumstances.

      Events of defaults shall include:

      6.3.1 the filing of a voluntary petition or the commencement of a voluntary case seeking liquidation, reorganization, dissolution, arrangement, readjustment of debts or any other relief under bankruptcy or similar legislation now or hereafter in effect;

      6.3.2 consent to the appointment of, or taking possession by a custodian, trustee, receiver or similar official for all or a substantial part of the property of the defaulting party;

      6.3.3 the failure to generally pay debts as they become due or the admission in writing of the inability to pay debts generally as they become due;

      6.3.4 the making of a general assignment for the benefit of creditors;

      6.3.5 the authorization or approval by the defaulting party of any of the actions described above;

      6.3.6 any involuntary petition or case filed or commenced against a party seeking any of the foregoing remedies that is not dismissed, bonded or discharged within sixty (60) days of the date of filing;

      6.3.7 the dissolution, liquidation or winding-up of any party.


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                             ARTICLE 7 - ARBITRATION

7.1 Any controversy, dispute or claim arising out of or in connection with this Agreement or the breach, termination or validity hereof shall be settled by final and binding arbitration in Montreal conducted pursuant to the Code of Civil Procedure of the Province of Quebec.

                            ARTICLE 8- GOVERNING LAW

8.1 This Agreement shall be governed by and construed in accordance with the laws of the Province of Quebec.

                                ARTICLE 9- AUDIT

9.1 Both VGEN and NMI shall have the right to audit the pertinent records of the other party in connection with such party's express obligations to the other hereunder.

                              ARTICLE 10- LANGUAGE

10.1 The parties hereto acknowledge that they have required this Agreement to be drawn up in the English language. Les parties reconnaissent avoir demande que le present contrat soit redige dans la langue anglaise.

      IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the date first above written.

                                    VARIAGENICS, INC.


                                    Per: /s/ Taylor J. Crouch
                                        -------------------------------

                                    Per: /s/ Richard P. Shea
                                        -------------------------------


                                    NOVA MOLECULAR INC.

                                    Per: /s/ Laurent Nadeau
                                        -------------------------------

                                    Per: /s/ Daniel S. Miller
                                        -------------------------------


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                                  SCHEDULE 2.1

                     Pricing Guidelines for ApoE Genotyping

--------------------------------------------------------------------------------
                                                              Cost / patient
     Number of Patients             Total Cost                 to end users
     ------------------             ----------                 ------------

--------------------------------------------------------------------------------
Minimum of [      ] patients       US$ [      ]                 $[      ]

--------------------------------------------------------------------------------

For quantities in excess of [      ] patients, total cost will be negotiated in
good faith between NMI and VGEN, subject always to the following guidelines:

1.    cost/patient to end users shall never be less than $[    ];

2.    in the event cost/patient to end users is accepted by NMI at less than
      $[      ] based on an anticipated minimum quantity, not less than
      [      ]% of such minimum quantity must be guaranteed in order to maintain such agreed price;

3. payment terms shall be 1/3 payable on signing of contract; 1/3 upon delivery of 1/2 of the commitment; and 1/3 on delivery of last test result as set forth on Schedule 2.3.7.;

4.    in the event that a price is accepted by NMI at less than $[      ]
      cost/patient to end users, NMI's name and logo may not be used by VGEN in connection with such order notwithstanding Section 4.3.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

                                 SCHEDULE 2.3.4

                           MARKETING PARTNERS OF VGEN


                          Quintiles Transnational, Inc.
         Covance, Inc. (subject to the conclusion and submission to NMI of a written agreement)

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

                                 SCHEDULE 2.3.7

                    REQUEST FOR CLINICAL LABORATORY SERVICES

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

                                 SCHEDULE 2.3.7

                    REQUEST FOR CLINICAL LABORATORY SERVICES

--------------------------------------------------------------------------------
Name of sponsor
--------------------------------------------------------------------------------
Name of the CRO or the Central Lab and
contact person
--------------------------------------------------------------------------------
Protocol number
--------------------------------------------------------------------------------
Number of patients
--------------------------------------------------------------------------------
Expected date for the reception of the
first samples
--------------------------------------------------------------------------------
Expected ending date for the reception
of the last samples
--------------------------------------------------------------------------------
Total revenue of the contract                                            $
--------------------------------------------------------------------------------
Minimum contractual obligation

(66 2/3% of the total contract revenue)                                  $
--------------------------------------------------------------------------------
Payment terms:

-     1/3 upon signing of contract

-     1/3 earliest of, 6 months from
      date of contract or receipt of
      50% of samples by NMI                                              $

-     1/3 upon delivery of the results
      to Variagenics or client                                           $
--------------------------------------------------------------------------------


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                                  SCHEDULE 4.3

                           Use of Name and Logo of NMI


Brochures, Standard PowerPoint presentations, client mailings, exhibits, Website, computer demonstrations.


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.